EXHIBIT 10.21

             This AGREEMENT, dated as of July 11, 1996, between Tel-Save, Inc., a Pennsylvania corporation ("TS) and Group Long Distance, Inc., a Florida corporation (the "Company").

             WHEREAS, TS and the Company are parties to certain Partition Agreements, pursuant to which TS provides certain telecommunications services to the Company and the Company's end-users and customers;

             WHEREAS, as security for the Company's obligations to TS under such Partition Agreements and otherwise, the Company has executed Assignment and Security Agreements, in favor of TS, and Lock Box and Security Agreements, among TS, the Company and the banks party thereto; and

             WHEREAS, the Company has requested that TS advance certain monies to the Company to enable the Company to acquire certain telecommunications traffic (the "DNS Traffic") from DNS Communications, Inc. ("DNS") pursuant to a Purchase Agreement and Plan of Reorganization, dated July 11, 1996, by and among Adventures in Telecom, Inc. ("AIT"), the Company and certain individuals named therein (the "Purchase Agreement"), together with certain Partition Agreements with TS pursuant to which such DNS Traffic is provisioned, and TS is willing, on the terms and subject to the conditions hereof, to advance such monies to the Company;

             NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereby agree as follows:

             1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

             (a) "ADVANCES" shall have the meaning set forth in Section 2(a) of this Agreement.

             (b) "APPLICABLE RATE" shall mean an annual rate of interest equal to six and one-half percent (6.5%).

             (c) "BASIC DOCUMENTS" shall mean the Note, the Security Agreements, the Warrant, the Registration Rights Agreement, the Pledge Agreement, the

Stockholders Agreement, the Lock Box Agreements and the GLD Partition Agreements, each as it may be amended, modified or supplemented.

             (d) "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

             (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Any reference to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

             (f) "COLLATERAL" shall have the meaning set forth in the Security Agreements, as amended and supplemented hereby.

             (g) "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

             (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any regulations issued pursuant thereto.

             (i) "EVENT OF DEFAULT" shall have the meaning set forth in Section 6 of this Agreement.

             (j) "FINAL MATURITY DATE" shall mean July 11, 1997.

             (k) "GAAP" shall mean generally accepted accounting principles as from time to time set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America, applied on a consistent basis.

             (l) "GLD PARTITION AGREEMENTS" shall mean, collectively, all Partition Agreements pursuant to which TS provides telecommunications services to the Company or the Company's end-users or customers, including, without limitation, Partition Agreements that have been assigned or otherwise transferred to the Company, including, without limitation, the Partition Agreements

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pursuant to which the DNS Traffic is or will be provisioned.

             (m) "LOCK BOXES" shall mean, collectively, the several lock boxes established pursuant to the Lock Box Agreements into which amounts payable by end-users and other customers for services provisioned by TS under any of the GLD Partition Agreements are deposited.

             (n) "LOCK BOX AGREEMENTS" shall mean, collectively, the Lock Box and Security Agreements in favor of TS that secure the obligations under the GLD Partition Agreements, including, without limitation, the Lock Box and Security Agreement, dated as of July 29, 1994, among TS, the Company and Comerica Bank, as each may be amended or supplemented.

             (o)  "MATRIX" shall mean Matrix Telcom, Inc.

             (p) "PLEDGE AGREEMENT" shall have the meaning set forth in Section 4(a)(vi).

             (q) "PLEDGED STOCK" shall mean the stock that is pledged pursuant to the Pledge Agreement.

             (r)  "PLEDGOR" shall have the meaning set forth in Section 4(a)
(vi).

             (s) "POST-DEFAULT INTEREST CONDITION" shall mean (i) the occurrence and continuation of the failure by the Company to pay when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) any principal or interest on any Advance or any other amount payable by the Company to TS under any of this Agreement or the Security Documents, (ii) the occurrence and continuation of any Event of Default referred to in Section 6(a)(iii), (iv) or (v) hereof or (iii) the delivery by TS of a notice terminating this Agreement or accelerating the maturity of the Advance upon an Event of Default.

             (t) "POST-DEFAULT RATE" shall mean a rate per annum equal to eight and one-half percent (8.5%).

             (u) "PREPAYMENT DATE" shall mean the last day of each calendar month.

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             (v)  "PURCHASE AGREEMENT" shall have the meaning set forth in the third Recital hereof.

             (w) "SECURITY AGREEMENTS" shall mean, collectively, the Assignment and Security Agreements, in favor of TS that secure the obligations under the GLD Partition Agreements, including, without limitation, the Assignment and Security Agreement, dated as of July 29, 1994, by the Company in favor of TS, as each may be amended or supplemented.

             (x) "SECURITY DOCUMENTS" shall mean the Security Agreements, the Lock Box Agreements, the Pledge Agreement, and documents related thereto and contemplated thereby and any other documents required by TS to create and evidence a perfected security interest in the Collateral and other assets of the Company and the Pledged Stock as TS may require.

             (y)  "STOCKHOLDERS AGREEMENT" shall have the
meaning set forth in Section 4(a)(vii).

             (z) "WARRANT" shall have the meaning set forth in Section 4(iv).

             (aa) "SUBSIDIARIES" shall mean any corporation, association, joint venture, partnership or other business entity of which securities, other ownership interests or other management rights or relationships representing 50% or more of the ordinary voting power or control or beneficial interest are, at the time as of which any determination is being made, owned, possessed or controlled by the entity in question or one or more Subsidiaries of such entity or by such entity and one or more Subsidiaries of such entity.

             2. ADVANCES. (a) On the terms and subject to the conditions hereof, at the request of the Company and on the first business day after the date all of the conditions set forth in Section 4 hereof shall have been satisfied or, subject to the terms and conditions of Section 4(c), such earlier date, TS shall advance to the Company the amount of $5,521,230 in cash (the "Advance")

             (b) (i) The Company hereby promises to pay to TS interest on the unpaid principal amount of the Advance hereunder for the period from and including the

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date of such Advance, but excluding the date such Advance shall be repaid in full, at the Applicable Rate. Interest shall be calculated based on a three hundred sixty-five (365) day year for the actual number of days elapsed and accrued interest shall be payable on each Prepayment Date and on the Final Maturity Date, except that interest payable at the Post-Default Rate shall be payable from time to time on demand of TS.

             (ii) Notwithstanding the foregoing, at any time that a Post-Default Interest Condition has occurred and is continuing (whether or not the same is thereafter cured), the Company hereby promises to pay to TS interest at the Post-Default Rate on the unpaid principal amount of the Advance (whether or not then due). Accrued interest at the Post-Default Rate shall be payable from time to time on demand of TS.

             (c) The Company hereby promises to pay to TS the entire outstanding principal amount of the Advance hereunder on the Final Maturity Date and to prepay the Advance as provided herein.

             (d) The Advance shall be subject to mandatory prepayment, and shall be due and payable, as follows:

             (i) On each Prepayment Date, such principal amount of the Advance as shall, together with the interest payable on the Advance on such Prepayment Date, equal $500,000, shall be prepaid and shall be due and payable.

             (ii) In addition, on each Prepayment Date, such principal amount of the Advance as shall equal the amount set forth in clause "fifth" in Section 2(e) below shall be prepaid and shall be due and payable.

             (iii) The entire outstanding principal amount of the balance, together with interest accrued thereon to the date of payment, shall be prepaid and shall be due and payable on the ninetieth (90th) day after the date of this Agreement if the Company and TS shall not on or before such date have executed and delivered the TelComm Agreement as defined and provided in Section 3(b).

             (iv) The entire outstanding principal amount of the Advance, together with interest accrued thereon,

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shall be prepaid and shall be due and payable at the time of the consummation by the Company of any sale for cash of any shares of the Company's capital stock or of any debt securities of the Company, whether public or private, other than a sale of capital stock after the date hereof upon the exercise of rights under
(i) outstanding employee stock options, (ii) the Warrant, (iii) the Purchase Agreement and (iv) any agreement with a trade creditor pursuant to which the Company has agreed to provide shares of the Company's capital stock to such trade creditor; PROVIDED that, in the case of such a trade creditor, such shares, together with any shares provided to any other trade creditors, shall not constitute in the aggregate more than 1% of the total capital stock of the Company on the date of any such provision.

             (v)  As provided in Section 4(c) hereof.

             (e) The parties agree that on each Prepayment Date commencing immediately following the date hereof, and so long as no Event of Default or event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, the amounts that have been paid into the Lock Boxes since the next preceding Prepayment Date (the "Monthly Amount") shall be applied in the following order (in each case to the extent of such amounts and without prejudice to the Company's obligations, which are absolute, to make its payment obligations hereunder):

                    FIRST, to the payment of all usage and other charges owed to TS under the GLD Partition Agreements;

                    SECOND, to the extent the Monthly Amount exceeds the amount payable pursuant to clause "first," to the payment of interest on the Advance that is payable on such Prepayment Date;

                    THIRD, to the extent the Monthly Amount exceeds the amount payable pursuant to clauses "first" and "second", to the payment of the principal of the Advance that is prepayable on such Prepayment Date pursuant to
Section 2(d)(i) hereof;

                    FOURTH, to the extent the Monthly Amount exceeds the amounts payable pursuant to clauses

"first", "second" and "third", to distribution to the Company in an amount up to $150,000; and

                    FIFTH, any balance of the Monthly Amount after application pursuant to clauses "first," "second", "third" and "fourth", to the payment of the principal of the Advance that is prepayable on such Prepayment Date pursuant to Section 2(d)(ii) hereof;

If and so long as an Event of Default or event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, all amounts paid into the Lock Boxes may, in the sole discretion of TS, be (and shall be, in the case of an Event of Default described in clause (iii), (iv) or (v) of Section 6(a) hereof) applied to the payment of principal and interest on the Advance until paid in full.

             (f)(i) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement shall be made in U.S. dollars in immediately available funds and shall be made to TS at its address for notices pursuant to Section 9(b) not later than 1:00 PM New York time on the date on which such payment shall become due (each such payment made after such time on such date shall be deemed to have been made on the next succeeding Business Day).

             (ii) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                 (g) It is understood and agreed by the Company that the Advance and any interest thereon and all other amounts payable to TS hereunder are intended to be, and are, for all purposes of the Security Agreements and the Lockbox Agreements, "Obligations" as therein defined and entitled as such to the security and other benefits of such Security Agreements and Lockbox Agreements as fully as if expressly set forth as "Obligations" in such Agreements.

             (h) Each of the GLD Partition Agreements, the Security Agreements, the GLD Lockbox Agreements and the

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other Lockbox Agreements is hereby amended to the extent necessary to reflect the terms of this Agreement.

             (i) of the Company, substantially in the form of Exhibit A hereto (the "Note"), dated as of the date hereof, and payable to TS in the aggregate principal amount of $5,521,230.

             3.  GLD PARTITION AGREEMENTS AMENDMENTS; TELCOMM AGREEMENT.

             (a) Each of the GLD Partition Agreements is hereby supplemented and amended as follows:

             (i) to change the term thereof as follows: "until the later of August 31, 1999 and the date that all obligations of P/A to TS hereunder or otherwise shall have been satisfied in full (the "Service Term")".

             (ii) to change the rates for services thereunder to such rates and related terms as are reflected in the monthly billing statement delivered by TS to the Company in June, 1996 pursuant to the Partition Agreement, dated as of July 29, 1994, between TS and the Company.

             (iii) to add as additional provisions thereof the following, appropriately numbered or lettered and with such definitional changes as may be appropriate:

             "(A) P/A shall not, after September 1, 1996, provision any new end-user or other customer in respect of domestic switched, 1+ or 800 services other than through TS; PROVIDED that this requirement shall not apply to any end-user or customer whose usage for international services have constituted (or, in the case of new end-users or other customers, are reasonably projected to constitute) fifty percent (50%) or more of such end-user's or customer's total usage.

             "(B) P/A agrees that TS may, in its sole discretion, reprovision any or all of the following traffic on TS' "One Better Net", or "OBN", network (the "OBN Network") and that P/A will use its best efforts to cause such reprovisioning as TS may elect:

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             (1)  any and all lines provisioned under this Agreement;

             (2) any and all lines acquired by P/A from Touchtone Network, Inc. that are provisioned by WilTel through P/A; and

             (3) any and all lines acquired by P/A from United States Digital Network that are provisioned by WilTel through P/A.

             "(C) P/A shall not incur any indebtedness for borrowed money or for the deferred purchase price of any, asset except for obligations to TS or its affiliates, unless P/A shall have given TS five (5) days prior notice thereof and an opportunity for TS to provide such financing."; and

             "(D) From and after TS shall have first reprovisioned traffic hereunder under its OBN network:

             (1) All services provided under this Agreement that are provided over the OBN Network will be billed at the rates set forth in TS' OBN Rate Schedule previously distributed by TS.

             (2) P/A shall maintain, from the first anniversary of such date to the end of the Service Term (including any extension thereof) (the "Commitment Period"), on a take-or-pay basis, "Monthly Revenues" of at least $5,000,000 ("P/A's Commitment"). If P/A does not maintain P/A's Commitment in any month during the Commitment Period, P/A shall pay to TS the difference between P/A's Commitment and P/A's Monthly Revenues for such month (the "Shortfall Charge"). The Shortfall Charge for any month shall be due at the same time as payment for the services and other charges reflected in the Monthly Revenues for such month or immediately in the amount equal to P/A's Commitment for the unexpired term of this Agreement if TS terminates this Agreement based on P/A's default. For purposes of this Agreement, "Monthly Revenues" for any month shall mean and include the aggregate amount of all usage charges for services provided under this Agreement included in the monthly statement for such month."

             (b) TS and the Company will each use its commercially reasonable best efforts to negotiate in good

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faith and execute, as soon as practicable and, in any event, within ninety (90)
days after the date hereof, a telecommunications services agreement (the "TelComm Agreement") providing for the provision by TS to the Company of certain telecommunications services and other associated services, including through TS' "One Better Net", or "OBN" network (the "OBN Network"). Such TelComm Agreement shall include the terms set forth in the preceding clauses of this Section 3 as additions and supplements to the GLD Partition Agreements and such other terms and conditions as shall be reasonably required by TS and are customary in an agreement such as the TelComm Agreement and shall provide that it restates and supersedes in all respects the GLD Partition Agreements.

             4. CONDITIONS TO ADVANCE. (a) The obligation of TS to make the Advance is subject to the receipt by TS of the following documents, each of which shall be acceptable to TS in form and substance:

             (i) A certificate of the secretary of the Company, dated as of such date, certifying that attached thereto is a true and correct copy of resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the documents delivered in connection herewith and of the Company's Certificate or Articles of Incorporation and its By-Laws, and certifying as to the others signing this Agreement and the Security Documents on behalf of the Company.

             (ii) The Note, substantially in the form attached hereto as Exhibit A, duly executed and delivered by the Company;

             (iii) Amendments to the Security Agreements, duly completed and executed, providing for the addition to the "Collateral" subject to the pledge and security interest of the Security Agreements of all of the Company's assets not theretofore pledged as such security, including without limitation, all of the stock of AIT and all of the Company's right, title and interest in and to the Purchase Agreement;

             (iv) A Warrant (the "Warrant"), substantially in the form attached hereto as Exhibit B, duly executed and delivered by the Company;

             (v) A Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form attached hereto as Exhibit C, duly executed and delivered by the Company;

             (vi) A Pledge Agreement (the "Pledge Agreement"), substantially in the form attached hereto as Exhibit D, duly executed and delivered by Mr. Gerald Dunne, Jr. (the "Pledgor") and the Company, together with the certificates for such shares so pledged, accompanied by blank stock powers;

             (vii) A Stockholders Agreement (the "Stockholders Agreement"), substantially in the form attached hereto as Exhibit E, duly executed and delivered by each of the Stockholders named therein;

             (viii) True and correct copies of each agreement, including all amendments, modifications and supplements thereto, including but not limited to any agreements granting a security interest in any asset of the Company or its Subsidiaries, relating to indebtedness for borrowed money of the Company or deferred purchase price for the acquisition of assets other than in the ordinary course of business;

             (ix) True and complete copies of each of the GLD Partition Agreements set forth on Schedule I hereto.


             (x) The results of informational searches demonstrating the absence of any financing statements, tax liens and judgment liens filed against the Company or any of the Collateral other than those in favor of TS;

             (xi) An opinion of the Company's counsel as to the valid organization of the Company, the valid authorization, execution and delivery of this Agreement and the Basic Documents, the validity of the shares of Common Stock issued pursuant to the Warrant, the capitalization of the Company, the absence of legal or governmental proceedings, noncontravention with other agreements and with the Company's organizational documents and the perfection of the security interests in the Collateral (as supplemented hereby) and the Pledged Stock; provided that such counsel may rely, in giving such opinion, as to matters of fact on the certificates

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of officers and employees of the Company and of governmental authorities;

             (xii) A written acknowledgment by each of the Company, AIT, DNS and Matrix that TS has no obligations or liabilities under, or with respect to, the Purchase Agreement, and releasing TS from any such obligation or liability;

             (xiii) Such UCC financing statements and amendments to existing financing statements and other filings as shall be necessary to perfect the security interests in the "Collateral" as amended and supplemented hereby;

             (xiv) Agreements and other documents evidencing the assignment to the Company of all amounts in the Lock Boxes to which the Company succeeded as assignee or transferee of the related Partition Agreement and the assumption by the Company of all liabilities and obligations under the Lock Box Agreements to which the Company succeeded as assignee or transferee of the related Partition Agreement;

             (xv) Written acknowledgments by each of the Directors of the Company of the provisions of Section 8(i) hereof and agreements that upon an Event of Default, he or she will use his or her best efforts to comply therewith; and

             (xvi) Such other documents as TS or its counsel may reasonably request.

             (b) The obligation of TS to make the Advance is subject to the further conditions precedent that after giving effect thereto and to the intended use hereof:

             (i) the representations and warranties of the Company provided in Section 7 shall be true and correct on and as of the date of such Advance;

             (ii) there has been no material breach of any of the covenants or obligations hereunder;

             (iii) no Event of Default or event that, with the passage of time or giving of notice, would be an Event of Default has occurred and be continuing;

             (iv) there shall have been no material adverse change in the financial condition or, in TS's sole reasonable judgment, creditworthiness of the Company and its Subsidiaries, taken as a whole; and

             (v) TS shall have received such Security Documents as may be requested by TS, duly executed and delivered by the Company, to create in TS a perfected security interest in the Collateral and such other of the Company assets as TS requires, each of which shall be reasonably acceptable to TS in form and substance.

             (c) Notwithstanding the foregoing, TS may, in its sole discretion, elect to make the Advance before all of the conditions set forth in clauses (a) and (b) of this Section have been satisfied. If TS should so elect and make the Advance before all of such conditions shall have been satisfied, the entire principal amount of the Advance, together with accrued interest thereon, shall be prepaid and shall be due and payable on the tenth Business Day after the date of the Advance unless, on or before such tenth Business Day, all of the conditions set forth in clauses (a) and (b) of this Section shall have been satisfied in full. It is understood and agreed that, by accepting the proceeds of the Advance hereunder, the Company agrees to the effectiveness of all of the actions to be provided in all of the documents and agreements to be delivered pursuant to clause (a) of this Section, including, without limitation, that, as security for all obligations hereunder and under the Security Documents, the Company hereby assigns to TS, and hereby grants to TS a security interest in, all of the Company's right, title and interest in, to and under all of the Company's assets and property, real and personal, tangible and intangible, whether now existing or hereafter created, and the Security Agreement is hereby supplemented and amended in all respects so to provide.

             5. INDEMNIFICATION. The Company hereby agrees to indemnify TS, its stockholder and its other affiliates, and their respective directors, officers, employees, controlling persons, attorneys and agents (collectively, the "indemnified persons"), for, and hold each of the indemnified persons harmless against, any and all losses, liabilities, claims, damages, costs or expenses incurred by any of them (or which may be claimed against any of them by any person whatsoever) arising out of, by reason of or in connection with the execution and delivery of this Agreement, the transactions described herein, the collection of any amounts payable hereunder (including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such collection) or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company of the proceeds of the Advance (including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings) and the Company further agrees to reimburse and pay to the indemnified persons the full amount of any such losses, liabilities, claims, damages, costs and expenses so incurred immediately upon demand. The Company also agrees not to assert any claim against any indemnified person on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions described herein.

             6. EVENTS OF DEFAULT. (a) Each of the following events shall constitute an "Event of Default" under this Agreement.

             (i) The Company shall fail to pay when due any principal amount of the Advance or any fee or any other amount (other than interest) payable by the Company hereunder or shall fail to pay within ten (10) calendar days any interest due hereunder in respect of the Advance.

             (ii) Any Security Document shall cease for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in the collateral or other asset purported to be pledged thereunder or in which a security interest was purported to be granted thereby.

             (iii) The Company shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

             (iv) The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets or properties; (ii) make a general assignment for the benefit of its creditors;
(iii) commence a voluntary action under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;
(iv) file a petition seeking insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts;
(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or (vi) take any action for the purpose of effecting any of the foregoing.

             (v) A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction seeking (i) its reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts; (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets or properties; or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty
(60) or more consecutive days; or an order for relief against the Company shall be entered in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts.

             (vi) The Company shall fail to observe or perform any other obligation to be observed or performed by the Company under this Agreement for a period of thirty (30) or more consecutive days after written notice from TS of such failure.

             (vii) The Company shall fail to observe or perform any obligation to be observed or performed under the GLD Partition Agreement or any of the other Basic

Documents and the same shall not have been cured within the cure period, if any, provided in such agreement, or any of the Pledgors shall fail to observe or perform any obligations to be observed or performed under the Pledge Agreement.

             (viii) The Company shall fail to pay when due beyond any applicable grace period any indebtedness for borrowed money or for the deferred purchase price of an asset other than in the ordinary course of business, due any third party, or shall fail to perform any material obligation due a third party or be in material default under any agreement between the Company and a third party.

             (ix) Any representation or warranty made by the Company to TS, or any financial statement or certificate furnished by the Company to TS, shall be incorrect in any material respect when made or furnished.

             (x) Dissolution, liquidation, merger or consolidation of the Company, transfer of a substantial portion of the Company's property or transfer of a majority of the ownership of the Company, or any actions taken in contemplation thereof.

             (xi) The seizure or garnishment of, or levy upon, any of the Collateral or other assets of the Company in which TS has a security interest by a third party.

             (xii) Any event, act or condition shall occur, or not occur, which, in the reasonable judgment of TS, has a material adverse effect on the business or operations of the Company and its Subsidiaries, taken as a whole.

             (xiii) The Company shall divert or attempt to divert payments in respect of the Company customer accounts from any lock box accounts establishment pursuant to the Security Documents.

             (b) REMEDIES. If an Event of Default referred to in clause (a) of this Section (other than clauses (iii), (iv) and (v) thereof) shall occur and be continuing, TS may, by notice to the Company, terminate this Agreement and/or declare the principal amount then outstanding of, and accrued interest on, the Advance and all other amounts payable by the Company hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are expressly waived by the Company. If an Event of Default referred to in clause (iii), (iv) or (v) of clause (a) of this Section shall occur and be continuing, this Agreement shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Advance and all other amounts payable by the Company hereunder shall automatically become immediately due and payable without presentment, protest or other formalities of any kind, all of which are expressly waived by the Company.

             7. REPRESENTATIONS BY THE COMPANY. To induce TS to enter into this Agreement and to provide financing to the Company, the Company represents and warrants to TS, as of the date of this Agreement that:

             (a) The Company has furnished to TS its audited financial statements for its fiscal year ending April 30, 1995 and the unaudited financial statements for each of the first three fiscal quarters of 1996; such financial statements, including any notes and schedules pertaining thereto, have been prepared in accordance with GAAP or such other traditional accounting conventions acceptable to TS and fully and fairly present the financial condition of the Company at the date of such statements and the results of its operations for the period covered thereby. There has been no material adverse change in the business or financial condition of the Company since the date of such statements except as disclosed to TS in writing by the Company.

             (b) The Company has filed all federal, state and local tax returns and other reports which it was required to file; paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable; made adequate provision for the payment of such taxes, assessments or other charges which have accrued but are not yet payable.

             (c) (i) Except as otherwise disclosed by the Company in writing to TS, the Company is not in default beyond any applicable grace period in respect to any existing indebtedness for borrowed money or for the deferred purchase price of any asset.

             (ii) There is no breach, default or basis for acceleration or termination under, nor has any event occurred nor does any condition exist which, with the passage of time or the giving of notice, or both, would constitute a breach, default or basis for acceleration under this Agreement or any of the other Basic Documents or any related agreement between TS and the Company.

             (d) The Company is duly formed, validly existing and in good standing under the laws of the State of Florida. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations thereunder and to consummate the transactions described herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

             (e) The execution and delivery of this Agreement do not, and the consummation of the transactions described herein by the Company will not, violate any provision of the Certificate of Incorporation or the By-Laws of the Company or conflict with or result in a breach of any of the terms or provisions of any mortgage, indenture, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Company is a party. No approval, authorization, consent or other order or action of, or filing or registration with, any public body or authority is required for the execution and delivery by the Company of this Agreement.

             (f) Except as otherwise disclosed by the Company in writing to TS, there is no litigation, action, arbitration, administrative proceeding, suit or claim pending or, to the Company's knowledge, threatened against the Company.

             (g) The Company is the sole beneficial owner of the Collateral in which it purports to grant a security interest and no lien exists or will exist upon such Collateral at any time, except for (i) the Security Documents provided for herein, which create a valid and perfected lien on and security interest in such Collateral in favor of TS, subject to no equal or prior lien (except as set forth in Schedule 7(g)) and
(ii) liens set forth in Schedule 7(g). All filings and other actions necessary or desirable to perfect and protect such liens and security interests have been duly made or taken.

             (h) The Company maintains its chief place of business and chief executive office and office where most of the Company's assets are located at 1451 West Cypress Creek Road, Suite 200, Fort Lauderdale, Florida
33309.

             (i) As of the date hereof, the Company has no class of equity securities that is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended.

             (j) Schedule I hereto sets forth a complete and correct list of all GLD Partition Agreements.

             (k) The information, reports, financial statements, exhibits and schedules furnished in writing by and on behalf of the Company to TS in connection with this Agreement and the other Basic Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments, in light of the circumstances under which they were made, not misleading. All such information will be true, complete and accurate in every material respect in the date as of which such information is stated or certified. There is no fact known to the Company materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, operations, affairs, condition (financial or otherwise), properties or assets of the Company or any of its Subsidiaries, taken as a whole, which has not been set forth in this Agreement or in the other documents, certificates and instruments delivered to TS by or on behalf of the Company specifically for use in connection with the transactions described herein.

            8.  COMPANY COVENANTS.

             (a) The Company shall apply the proceeds of the Initial Advance hereunder to the Acquisition of the DNS Traffic pursuant to the Purchase Agreement.

             (b) The Company shall certify at least monthly and so often as TS reasonably requests, that the representations and warranties of the Company provided in Section 7 remain true, and that there has been no breach of any of said representations and warranties or of the covenants of the Company hereunder or under any Security Document, whether now cured or not, during the intervening period from the immediately prior certification.

             (c) The Company shall deliver to TS as soon as possible, and in any event within five (5) Business Days after the Company knows or has reason to know of the occurrence of any event or circumstance that could reasonably be expected to give rise to a lien under Section 412 of the Code or Title IV of ERISA on any asset of the Company or of any trade or business which, under
Section 414(b), (c), (m) or (o) of the Code, is under common control with, or a member of the same affiliated service group as, the Company.

             (d) The Company shall deliver to TS promptly after the Company knows or has reason to know that any Event of Default, or an event with the passage of time or giving of notice would be an Event of Default, has occurred, a notice of such Event of Default, describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action, if any, that the Company has taken or proposes to take with respect thereto.

             (e) The Company shall, and shall cause each of its Subsidiaries to:

             (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises; and

             (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date penalties attach thereto, except for any tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings against which adequate reserves are being maintained.

             (f) For so long as the Advance is outstanding, the Company will deliver to TS:

             (i) as soon as available and in any event within 90 days (or any applicable extension period for filing such report with the Securities and Exchange Commission) of the end of each fiscal year of the Company, a statement of income, retained earnings and cash flow and the related balance sheet of the Company as at the end of such fiscal year, prepared in accordance with GAAP and accompanied by a report thereon of independent certified public accountants stating that (i) such financial statements fairly present the financial condition and results of the Company and (ii) in making the examination necessary to render their report, they obtained no knowledge, except as specifically stated, of an Event of Default;

             (ii) as soon as available and in any event within 45 days (or any applicable extension period for filing such report with the Securities and Exchange Commission) of the end of each of the first three quarterly fiscal periods of the Company, statements of income, retained earnings and cash flow of the Company for such period, prepared in accordance with GAAP; and

             (iii)  any other financial documents TS may reasonably request.

             (g) The Company shall not create, incur, assume or suffer to exist any lien, mortgage, lease, pledge, charge, security interest or encumbrance of any kind with respect to any of its assets other than the lien(s) provided by the Security Documents nor shall the Company voluntarily transfer any right, title or interest in any such assets.

             (h) Without the written consent of TS, the Company shall not incur any indebtedness for borrowed money or for the deferred purchase price of any asset except for obligations to TS or its affiliates and except for an aggregate of $100,000 of indebtedness borrowed from financial institutions or other persons that are not engaged in the telecommunications business.

             (i) If an Event of Default shall have occurred and be continuing, the Company shall, upon request of TS, promptly take all steps necessary and appropriate to cause, and shall cause, TS's designees to constitute a majority of the Company's Directors of the Company, including, without limitation, by (1) increasing the size of the Board of Directors of the Company and (2) securing the resignations of such number of directors as is necessary to enable TS's designees to be so elected to the Board of Directors of the Company (and shall promptly hold a board meeting for such purpose).

             9.  MISCELLANEOUS.

             (a) No failure or forbearance on the part of TS to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the other Basic Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the other Basic Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are (to the extent permitted by applicable law) cumulative and not exclusive of any remedies provided by law.

             (b) All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopier) and, if to TS, mailed or faxed or delivered to it, addressed to it at 22 Village Square at Logan Square, New Hope, Pennsylvania 18938 (Facsimile Number: 215-862-1083) Attention: General Counsel; if to the Company, mailed or faxed or delivered to it, addressed to it at 1451 West Cypress Creek Road, Suite 200, Fort Lauderdale, Florida 33390 (Facsimile
Number: 305-771-9910), Attention: President, or, as to either party, at such other address as shall be designated by such party in a notice to the other. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

             (c) The Company agrees to pay or reimburse TS for paying: (a) all reasonable out-of-pocket costs and expenses of TS (including, without limitation, the reasonable fees and expenses of outside counsel to TS), in connection with (i) the execution and filing of the Security Documents and (ii) any modification, supplement or waiver of any of the terms of this Agreement or of the Security Documents; (b) all reasonable out-of-pocket costs and expenses of TS, (including, without limitation, reasonable counsels' fees) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company hereunder and (ii) the enforcement of this Section 9(c).

             (d) Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Company and TS, and any provision of this Agreement may be waived by TS.

             (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (f) The Company shall not assign any of its rights or obligations hereunder without the prior written consent of TS and any attempted assignment or delegation without such consent shall be void. TS may assign, transfer, sell or negotiate, all or any part of the Advance and in such event TS shall promptly provide the Company with notice thereof.

             (g) The obligations of the Company under Sections 5, 9(b), 9(c) and 9(j) hereof shall survive the repayment of the Advance and the expiration or earlier termination of this Agreement.

             (h) The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

             (i) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

             (j)(i) It is the intention of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the Commonwealth of Pennsylvania applicable to business arrangements entered into and performed entirely within the Commonwealth of Pennsylvania.

             (ii) Each of the parties hereto (i) hereby irrevocably submits itself to the non-exclusive jurisdiction of (a) the courts of the Commonwealth of Pennsylvania and (b) the United States District Court for the District of Pennsylvania, for the purposes of any suit, action or other proceeding brought by the other, or its respective successors or assigns, with respect to this Agreement, including a suit, action or proceeding to enforce any obligation for the payment of money contained herein, and (ii) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that such an obligation for the payment of money, may not be enforced in or by such courts. The Company hereby irrevocably appoints CT Corporation as its agent in Pennsylvania to receive on behalf of the Company service of copies of any summons and complaint and any other pleadings or process that may be served in any such action or proceedings.

             (k) If any provision contained in this Agreement is determined by a court of competent jurisdiction to be in conflict with applicable law, that portion shall be considered changed or omitted to conform with said law; all other provisions of this Agreement shall remain in full force and effect.

             (l) During the term of this Agreement, TS shall have the right to require an independent audit of the Company's books and records to verify the proper use of

Advances, the security position of TS and the continued creditworthiness of the Company. Such independent auditor shall be selected by TS, subject to the reasonable objection of the Company. The expense of each such audit shall be borne by TS unless it is determined as a result of such audit that the Company is in material violation of this Agreement, in which event the Company shall reimburse TS for such expense.

             (m) This Agreement constitutes the full understanding of the parties, a complete allocation of the rights, risks and remedies between them and a complete and exclusive statement of the terms and conditions of their agreement concerning the matters covered by this Agreement; no conditions or usage of trade, course of dealing or performance, or understanding or agreement purporting to modify, vary, explain, or supplement this Agreement shall be binding unless hereinafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of any document containing terms or conditions at variance with or in addition to those set forth herein. The parties acknowledge that they have conferred with counsel concerning this Agreement and matters pertaining thereto and that neither party shall raise such a defense in any later proceeding.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      GROUP LONG DISTANCE, INC.


                                      By:_______________________


                                      TEL-SAVE, INC.


                                      By:______________________